Exhibit 5.1

Mourant Ozannes, BVI 5th Floor Waters Edge Building Wickham’s Cay II PO Box 4857 Road Town, Tortola British Virgin Islands T +1 284 852 1700 F +1 284 852 1799

YY Group Holding Limited #09-13/14/15/16/17 Paya Lebar Square Singapore 409051

Date: 10 July 2026

Our ref: 8079584/258048373/3

Dear Addressee

YY Group Holding Limited (the Company)

We have acted as the Company’s British Virgin Islands legal advisers in connection with the registration statement on Form F-3 (the Registration Statement) which has been filed on or around the date of this opinion with the US Securities and Exchange Commission (the SEC) under the US Securities Act of 1933 (the Securities Act).

The Registration Statement relates to the Company’s offering (the Offering) of up to US$100,000,000, consisting of:

(a)	Class A Ordinary shares of no par value in the Company (the Class A Shares);

(b)	debt securities of the Company, which may include debt securities exchangeable for or convertible into Class A Shares (the Debt Securities);

(c)	warrants of the Company to purchase Class A Shares, Debt Securities or any combination of those securities (the Warrants);

(d)	subscription rights to purchase Class A Shares, Debt Securities or other securities (the Subscription Rights); and

(e)	units comprised of one or more of the Class A Shares, Debt Securities, Warrants, Subscription Rights or other securities (the Units, together with the Debt Securities, Warrants and Subscription Rights, the Non-Equity Securities, and collectively with the Class A Shares, and Non-Equity Securities, the Securities).

The Company has asked us to provide this opinion in connection with the Registration Statement and the issuance of the Securities.

1.	Documents, searches and definitions

1.1	We have reviewed a copy of each of the following documents for the purposes of this opinion:

(a)	the Registration Statement;

(b)	the Company’s certificate(s) of incorporation (the Certificate of Incorporation) and memorandum and articles of association as amended and restated on 10 November 2023 and as further amended and restated on 16 January 2026 (the M&A) obtained from the Company Search;

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(c)	the resolutions in writing of the directors of the Company passed on 10 July 2026 (the Director Resolutions);

(d)	a certificate of the Company's registered agent dated 9 July 2026 (the Registered Agent's Certificate);

(e)	a copy of the Company's register of directors (the Register of Directors) which was affixed to the Registered Agent's Certificate;

(f)	a copy of the Company's shareholder list dated 8 July 2026 (the Register of Members) provided by the Company's transfer agent; and

(g)	a certificate of good standing for the Company dated 10 July 2026 issued by the Registrar (the Certificate of Good Standing).

1.2	We have carried out the following searches (together, the Searches) in relation to the Company:

(a)	a search of the records maintained by the Registrar that were on file and available for public inspection at 9:00am on 10 July 2026 (the Company Search); and

(b)	a search of the records of proceedings in the BVI Courts available for public inspection contained in the judicial enforcement management system (the electronic register of proceedings) maintained at the registry of the High Court of Justice of the Virgin Islands (the High Court) at 9:00am on 10 July 2026 (the High Court Search).

1.3	In this opinion:

(a)	agreement includes an agreement, deed or other instrument;

(b)	BVI means the territory of the British Virgin Islands;

(c)	BVI Courts means the Eastern Caribbean Supreme Court, Court of Appeal (Virgin Islands) and the High Court (Civil and Commercial Divisions), and BVI Court means any of them;

(d)	Companies Act means the BVI Business Companies Act, Revised Edition 2020 (as amended);

(e)	Company Records means the Certificate of Incorporation, the M&A, the Register of Directors, the Register of Members, the Certificate of Good Standing and the Registered Agent’s Certificate;

(f)	executed and its other grammatical forms mean (unless the context requires otherwise) that a document has been signed, dated and unconditionally delivered;

(g)	Insolvency Act means the Insolvency Act, Revised Edition 2020 (as amended);

(h)	insolvent has the meaning given in the Insolvency Act;

(i)	non-assessable means, in relation to a Class A Share, that the purchase price for which the Company agreed to issue that Class A Share has been paid in full to the Company and that no further sum is payable to the Company in respect of that Class A Share;

(j)	Prospectus means the prospectus that forms part of the Registration Statement;

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(k)	Registrar means the Registrar of Corporate Affairs appointed under the Companies Act;

(l)	Securities Document means any purchase, underwriting, indenture, warrant, subscription rights, unit or similar agreement entered into by the Company relating to the issuance and sale of Securities; and

(m)	signed means that a document has been duly signed or sealed.

2.	Assumptions

We have assumed (and have not independently verified) that:

2.1	each document examined by us:

(a)	whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and

(b)	was (where it was executed after we reviewed it) executed in materially the same form as the last draft of that document examined by us;

2.2	in approving the issuance of the Securities in accordance with the Registration Statement and each applicable Securities Document, each director of the Company:

(a)	acted or will act honestly, in good faith and in what the director believed or believes to be the best interests of the Company;

(b)	exercised or will exercise the director’s powers as a director for a proper purpose; and

(c)	exercised or will exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances;

2.3	each director of the Company (and any alternate director) has disclosed or will disclose to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement and each applicable Securities Document, in accordance with the M&A and the Companies Act;

2.4	the Director Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded and all necessary corporate action will be taken to authorise and approve any issuance of Securities;

2.5	each document examined by us that has been signed by the Company:

(a)	has been signed by the person(s) authorised by the Company to sign it;

(b)	(where any signatory is a body corporate) it has been signed in accordance with that body corporate’s constitution and then current signing authorities; and

(c)	has been dated and unconditionally delivered by the Company;

2.6	each party (other than, as a matter of the laws of the BVI, the Company where it is a party) to each Securities Document entered (or to be entered) into relating to the issuance of Securities has (or will have):

(a)	the capacity and power;

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(b)	taken or will take all necessary action; and

(c)	obtained or made (or will obtain and will make) all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding upon it), to execute, and perform its obligations under, that Securities Document;

2.7	the Registration Statement has been duly authorised and approved by the Company and the factual representations made in the Registration Statement and other documents reviewed by us are accurate and complete.

2.8	each applicable Securities Document relating to the issuance of any Securities has been or will be duly authorised and executed by each party (other than, as a matter of the laws of the BVI, the Company where it is a party) to it;

2.9	there are no documents or arrangements to which the Company is party (or will become party to) or resolutions of the Company’s directors or shareholders that conflict with, or would be breached by or which prohibit the Company’s entry into, or performance of its obligations under, the Registration Statement or the issuance of the Securities;

2.10	the Company has executed, or will execute each document and has done, or will do, each other act and thing, that it is required to execute or do under the Registration Statement or each applicable Securities Document in connection with the issuance of the Securities;

2.11	the Securities will be authorised, issued and delivered in accordance with (and the terms of the issuance and sale of those Securities will be duly established in conformity with) the Director Resolutions, all applicable laws, the M&A, the Registration Statement and each applicable Securities Document;

2.12	the Company will receive the consideration provided for in the applicable Securities Document relating to the issuance of any Securities;

2.13	each Securities Document is (or will be) in full force and effective, legal, binding and enforceable under all applicable laws at the time that the relevant Securities are issued;

2.14	the Company was not insolvent and will not become insolvent as a result of executing, or performing its obligations under, any document relating to the issuance of any Securities (including the Registration Statement) or each applicable Securities Document, and at the time the Company issues the Securities (or any of them), no steps will have been taken, or resolutions passed, to appoint a liquidator of the Company or a receiver in respect of the Company or any of its assets;

2.15	the Company is not carrying on any financial services business (as defined in the Financial Services Commission Act, 2001 (as amended));

2.16	the Company is not, nor is it owned or controlled directly or indirectly by, a state or sovereign entity;

2.17	the obligations of each party under each Securities Document to which it is (or to which it comes) party are (or will be) legal, valid, binding and enforceable under all applicable laws other than the laws of the BVI;

2.18	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.19	the choice of the governing law of each Securities Document has been (or will be) made in good faith;

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2.20	in relation to the Searches:

(a)	all public records of the Company we have examined are complete and accurate;

(b)	all filings required to be made in relation to the Company with the Registrar have been made and there was no information which had been filed that did not appear on the records of the Company at the time of the Company Search; and

(c)	the information disclosed by the Searches was at the time of each search, and continues to be, accurate and complete;

2.21	the Company Records were, and remain at the date of this opinion, accurate and complete;

2.22	no monies paid to or for the account of any person in relation to any Securities or property received or disposed of by any person in relation to any Securities (including under each applicable Securities Document), represent or will represent proceeds of criminal conduct (as defined in the Proceeds of Criminal Conduct Act, 1997 (as amended)); and

2.23	none of the Securities have or will be offered or issued to residents of the BVI.

3.	Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion.

3.1	Status: the Company is registered under the Companies Act, validly exists under the laws of the BVI and, on the date of issue of the Certificate of Good Standing, is of good standing with the Registrar.

3.2	Issuance of the Class A Shares: when the issuance of the Class A Shares has been specifically authorised by the Company pursuant to the Director Resolutions and the terms of the issuance and sale of the Class A Shares have been duly established in conformity with the M&A and the Director Resolutions, and when (i) the Class A Shares have been issued and delivered as contemplated by the Registration Statement and each applicable Securities Document, (ii) the Company has received the consideration provided for in each applicable Securities Document, and (iii) the name of the respective shareholder is entered in the Company’s register of members, such Class A Shares will be validly issued, fully paid and non-assessable.

3.3	Issuance of the Non-Equity Securities: when the issuance of the Non-Equity Securities has been specifically authorised by the Company pursuant to the Director Resolutions and the terms of the issuance and sale of the Non-Equity Securities have been duly established in conformity with M&A, the Director Resolutions and each applicable Securities Document, the Non-Equity Securities will constitute legal, valid and binding obligations on the Company in accordance with their terms.

3.4	High Court Search: the High Court Search does not show any actions or petitions pending against the Company in the BVI Courts at the time of our search.

3.5	Authorised shares: based solely on our review of the M&A, the Company is authorised to issue an unlimited number of no par value shares, which shall be divided as follows:

(a)	Class A ordinary shares of no par value each; and

(b)	Class B ordinary shares of no par value each (up to a maximum number of 5,000,000 Class B ordinary shares of no par value each),

or any combination of the above types of shares, or any combination of the above classes of shares.

4.	Qualifications and observations

This opinion is subject to the following qualifications and observations.

4.1	This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, re-organisation, liquidation, moratorium, court schemes and other laws and legal procedures of general application affecting or relating to the rights of creditors.

4.2	Any issuance of securities in the Company must be approved by the directors of the Company in accordance with the M&A.

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4.3	Where a director fails, in accordance with the Companies Act, to disclose an interest in a transaction entered into by a BVI company, the transaction is voidable.

4.4	The Company Search will not reveal any document which has not been filed with the Registrar or which was filed but was not registered or did not appear on the Company’s file at the time of the Company Search.

4.5	The High Court Search will not reveal (among other things) if there are any:

(a)	proceedings or appointments that have not been filed or that have been filed but have not been recorded in the High Court’s judicial enforcement management system;

(b)	proceedings commenced prior to 1 January 2000 if no document has been filed since that date;

(c)	proceedings against the Company that have been threatened but not filed;

(d)	files that have been sealed pursuant to a court order; or

(e)	arbitration proceedings in which the Company is a defendant or respondent.

4.6	The Insolvency Act requires a receiver appointed in respect of a BVI company (or any of its assets) to file a notice of appointment with the Registrar and (if the company is or has been a regulated person (as defined in the Insolvency Act)) with the British Virgin Islands Financial Services Commission. If the receiver fails to do so, the receiver will be guilty of an offence and liable to a fine. This does not, however, invalidate the receiver’s appointment.

4.7	Under the Companies Act, a company is of good standing if the Registrar is satisfied that it:

(a)	is listed on the register of companies maintained by the Registrar;

(b)	has paid to the Registrar all fees, annual fees and penalties due and payable;

(c)	has, where applicable, filed its annual return (as defined in the Companies Act) in accordance with section 98A of the Companies Act or it is not yet due to file its annual return; and

(d)	has filed with the Registrar a copy of its register of directors which is complete (to the satisfaction of the Registrar as to the requisite information relating to each director and is properly filed) or is not yet due to file its register of directors with the Registrar.

5.	Limitations

5.1	This opinion is limited to the matters expressly stated in it and it is given solely in connection with the Registration Statement and the issuance of the Securities.

5.2	For the purposes of this opinion, we have only examined the documents listed in paragraph 1.1 above and carried out the Searches. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in the Registration Statement and we offer no opinion on any such term or document.

5.3	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the BVI or the effect of the Registration Statement under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in the Registration Statement.

5.4	We assume no obligation to advise the Company (or any person we give consent to rely on this opinion) in relation to changes of fact or law that may have a bearing on the continuing accuracy of this opinion.

6.	Governing law

This opinion, and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, BVI laws in force on the date of this opinion.

7.	Consent

7.1	This opinion may only be used in connection with the offer and sale of the Securities while the Registration Statement is effective.

7.2	We consent to:

(a)	the filing of a copy of this opinion as Exhibits 5.1 and 23.2 to the Registration Statement; and

(b)	reference to us being made in the section of the Prospectus under the heading Legal Matters and elsewhere in the Prospectus.

In giving this consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations promulgated by the SEC under the Securities Act.

Yours faithfully

/s/ Mourant Ozannes

Mourant Ozannes (British Virgin Islands)

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